Exhibit 4.26(b)

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of January 3, 2018, among the guarantors listed on the signature page hereto (each, a “Guaranteeing Subsidiary” and collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of HCA Inc., a Delaware corporation (the “Issuer”), Delaware Trust Company (as successor to Law Debenture Trust Company of New York), as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.

W I T N E S S E T H

WHEREAS, each of the Issuer and the Guarantors (as defined in the Second Supplemental Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture, dated as of August 1, 2011, as supplemented (as supplemented, the “Second Supplemental Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.50% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Second Supplemental Indenture provides that, under certain circumstances, a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which such Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Second Supplemental Indenture on the terms and conditions set forth herein and under the Second Supplemental Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Second Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Second Supplemental Indenture.

(2) Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

(a) Along with all Guarantors named in the Second Supplemental Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Paying Agent, the Registrar and the Transfer Agent and their successors and assigns, irrespective of the validity and enforceability of the Second Supplemental Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of and interest, premium on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiaries shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Second Supplemental Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Second Supplemental Indenture and this Supplemental Indenture, and each Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Second Supplemental Indenture.

(e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiaries), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f) The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g) As between each Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Second Supplemental Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Second Supplemental Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of this Guarantee.

(h) Each Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(i) Pursuant to Section 12.02 of the Second Supplemental Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Second Supplemental Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l) This Guarantee shall be a general senior secured obligation of each such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Senior Indebtedness of each such Guaranteeing Subsidiary but, to the extent of the value of the Collateral, will be effectively senior to all of each such Guaranteeing Subsidiary’s unsecured Senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, will be effectively subordinated to each such Guaranteeing Subsidiary’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes, if any.

(m) Each payment to be made by each Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3) Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4) Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Except as otherwise provided in Section 5.01(c) of the Second Supplemental Indenture, none of the Guaranteeing Subsidiaries may consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale,

assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(ii) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Second Supplemental Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii) immediately after such transaction, no Default exists; and

(iv) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Second Supplemental Indenture; or

(v) the transaction is made in compliance with Section 4.08 of the Second Supplemental Indenture.

(b) Subject to certain limitations described in the Second Supplemental Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Second Supplemental Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.

(5) Releases. The Guarantee of each Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by such Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of such Guaranteeing Subsidiary’s Guarantee, upon:

(a) (i) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of the Second Supplemental Indenture;

(ii) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(iii) the designation of such Guarantor, if a Restricted Subsidiary, as an Unrestricted Subsidiary in compliance with the definition of “Unrestricted Subsidiary”;

(iv) the occurrence of an Investment Grade Rating Event; or

(v) the exercise by Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Second Supplemental Indenture or the Issuer’s obligations under the Second Supplemental Indenture being discharged in accordance with the terms of the Second Supplemental Indenture; and

(b) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Second Supplemental Indenture relating to such transaction have been complied with.

(6) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including such Guaranteeing Subsidiary) under the Notes, any Guarantees, the Second Supplemental Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

(11) Subrogation. The Guaranteeing Subsidiaries shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiaries pursuant to the provisions of Section 2 hereof and Section 12.01 of the Second Supplemental Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiaries shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Second Supplemental Indenture or the Notes shall have been paid in full.

(12) Benefits Acknowledged. Each Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Second Supplemental Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Second Supplemental Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13) Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

SOUTHEAST GEORGIA HEALTH SERVICES, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

SEBRING HEALTH SERVICES, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

HOUSTON – PPH, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

CY-FAIR MEDICAL CENTER HOSPITAL, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

NORTH HOUSTON – TRMC, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

SAVANNAH HEALTH SERVICES, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Supplemental Indenture to the Indenture dated as of August 1, 2011, as supplemented by the Second Supplemental Indenture, dated as of August 1, 2011, as amended (HCA Inc.’s 6.50% Senior Secured Notes due 2020)]

PLAZA SPECIALTY HOSPITAL , LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

HOUSTON NW MANAGER, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

WEATHERFORD HEALTH SERVICES, LLC

By:	/s/ John M. Franck II
Name: John M. Franck II
Title: Vice President and Assistant Secretary

[Supplemental Indenture to the Indenture dated as of August 1, 2011, as supplemented by the Second Supplemental Indenture, dated as of August 1, 2011, as amended (HCA Inc.’s 6.50% Senior Secured Notes due 2020)]

DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Alan R. Halpern
Name: Alan R. Halpern
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Registrar and Transfer Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Debra A. Schwalb
Name: Debra A. Schwalb
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Assistant Vice President

[Supplemental Indenture to the Indenture dated as of August 1, 2011, as supplemented by the Second Supplemental Indenture, dated as of August 1, 2011, as amended (HCA Inc.’s 6.50% Senior Secured Notes due 2020)]